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THE LOEWEN GROUP INC.                                                 Exhibit 11
                                                                        For 10 Q
COMPUTATION OF PER SHARE EARNINGS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS

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
                                                                    Three months ended
                                                                         March 31,
                                                                    ------------------
                                                                      1999      1998
                                                                    -------  ---------
BASIC
    Net earnings (loss)                                              6,927     30,039
    Less: Preferred share dividends                                  2,183      2,312
                                                                    -------  ---------
    Net earnings (loss) attributable to Common shareholders          4,744     27,727

    Weighted average shares outstanding                             74,061     73,930

    Basic earnings (loss) per share                                   0.06       0.38
                                                                    -------  ---------
                                                                    -------  ---------

FULLY DILUTED
    Net earnings (loss) attributable to Common shareholders          4,744     27,727
    Add: imputed earnings from dilutive options, net of tax effect       0      1,562
                                                                    -------  ---------
    Fully diluted net earnings (loss)                                4,744     29,289
                                                                    -------  ---------
                                                                    -------  ---------

    Weighted average shares outstanding                             74,061     73,930
    Shares issuable upon assumed conversion of dilutive options          9      4,729
                                                                    -------  ---------
    Fully diluted shares                                            74,070     78,659
                                                                    -------  ---------
                                                                    -------  ---------

    Fully diluted earnings (loss) per share                           0.06      0 .37
                                                                    -------  ---------
                                                                    -------  ---------
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